Registration No. ________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                WCM CAPITAL, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                   Delaware                                 13-2878202
----------------------------------------------        --------------------------
(State or other jurisdiction of incorporation)        (IRS Employer I.D. Number)

              76 Beaver Street, Ste. 500, New York, New York 10005
               ---------------------------------------------------
              (Address of principle executive offices) (Zip Code)

                               SERVICES AGREEMENTS
                             (Full Title of Plan(s))

                                Robert Waligunda
                                    President
                                WCM Capital, Inc.
                           76 Beaver Street, Suite 500
                            New York, New York 10005
           ---------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------
                   Maximum        Proposed       Proposed
Title of         Amount to be     Maximum        Maximum       Amount of
Securities        Registered      Offering      Aggregate     Registration
To be                (1):         Price Per      Offering         Fee:
Registered:                      Share (2):       Price

----------------------------------------------------------------------------
Common Stock,
Par Value,        3,822,553        $0.85        $3,746,101      $812.00
$.01 per share
----------------------------------------------------------------------------

(1) There are registered hereby 3,822,553 shares of Common Stock of WCM Capital, Inc. (the "Company" or the "Registrant") which were issued pursuant to Services Agreements between the Company and each of Ann Marie Curd, Joseph Laura, Gino D'Albis, Janet Pennisi, Robert Levin, Richard Brannon, William Martucci and Paul Goodman.

(2) Estimated solely for purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock on September 19, 2001, as reported by Nasdaq.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information concerning the agreements between the Company and each of Ann Marie Curd, Joseph Laura, Gino D'Albis, Janet Pennisi, Robert Levin, Richard Brannon, William Martucci and Paul Goodman to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents, which are filed or are in the process of being filed with the Securities Exchange Commission, are hereby incorporated by reference in this Registration Statement.

(a) The Company's Quarterly Report on Form 10-QSB for the periods ending March 31, 2001 and June 30, 2001 to be amended by the Company;

(b) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, to be amended by the Company;

(c) All other Quarterly and Annual Reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 prior to the end of the fiscal year covered by the Annual Report referred to in (b) above, to be amended by the Company; and

(d) The description of the Registrant's Common Stock contained in the Registrant's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on December 4, 1995 (Incorporated by reference in the Registrant's Annual Report on Form 10-KSB for year ended December 31, 1995)

(e) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common-stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock to be issued pursuant to this Registration Statement will be passed upon by Ellenoff, Grossman, Schole & Cyruli, LLP., Ellenoff, Grossman, Schole & Cyruli, LLP, is legal counsel for the Registrant and Paul Goodman, a member of the firm, is the owner of 150,000 shares to be registered hereunder.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 145 of the General Corporation Law of the State of Delaware provides for broad indemnification of officers and directors and allows the Company to advance funds to such indemnified party to defend such action prior to the adjudication thereof. The Certificate of Incorporation of the company does not grant any indemnification rights other than those specifically set forth in Section 145 of the General Corporation Law of the State of Delaware, nor does the Company maintain any director and officer liability insurance at this time.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      The Shares were issued for consulting and legal services rendered. The sale of the Shares were made in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof, covering transactions not involving public offerings or not involving any "offer" or "sale".

ITEM 8. EXHIBITS.

      The exhibit index is contained on page 7 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually


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

or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as


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

expressed in the Act and will be governed by the final adjudication of such issue.

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on this 20th day of September, 2001.

                                                    WCM CAPITAL, INC.

                                                By: /s/ Robert Waligunda
                                                    ----------------------------
                                                    Robert Waligunda, President,
                                                     and Treasurer

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert Waligunda, President, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, and in any and all capacities (until revoked in writing) to sign any and all capacities (including post-effective amendments and amendments thereto) this Registration Statement on Form S-8 of WCM Capital, Inc. and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   SIGNATURE                     TITLE                          DATE
--------------------------   --------------------           ---------------

/s/ Robert Waligunda          President and Treasurer       September 20, 2001
--------------------          And Director
Robert Waligunda

/s/ Richard Brannon           Vice President and            September 20, 2001
-------------------           Secretary
Richard Brannon

/s/ George E. Otten           Vice President                September 20, 2001
-------------------
George E. Otten

/s/ William C. Martucci       Director                      September 20, 2001
-----------------------
William C. Martucci


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

/s/ William Wishinsky         Director                      September 20, 2001
---------------------
William Wishinsky

/s/ Casey Myhre               Director                      September 20, 2001
---------------
Casey Myhre

/s/ Vincent DeMartino         Director                      September 20, 2001
---------------------
Vincent DeMartino


INDEX TO EXHIBITS

NO.   DESCRIPTION
---   -----------

5.1   Opinion and Consent of Counsel

23.   Consent of IWA Financial Consultants, LLC, Certified Public Accountants

24    Power of Attorney (set forth on signature page hereto)


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